As filed with the Securities and Exchange Commission on June 8, 1998
                                                      Registration No. 33-______

--------------------------------------------------------------------------------





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     --------------------------------------

                                  TREADCO, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                                        71-0706271
      (State or other jurisdiction of                         (I.R.S. Employer
       incorporation or organization)                        Identification No.)

           1101 South 21st Street
            Fort Smith, Arkansas                                    72901
 (Address of principal executive offices)                         (Zip Code)


                    ---------------------------------------
                            TREADCO, INC. EMPLOYEES'
                                 INVESTMENT PLAN
                            (Full title of the plan)
                    ----------------------------------------

                 Richard F. Cooper                            Copy to:
                    Secretary                            Riva Johnson, Esq.
                  Treadco, Inc.                         Jenkens & Gilchrist,
            1101 South 21st Street                   A Professional Corporation
         Fort Smith Arkansas  72901                 1445 Ross Avenue, Suite 3200
               (501) 785-6000                            Dallas, Texas  75202
  (Name, address and telephone number
including area code of agent for service)

                    ----------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*
-------------------
   *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The  registrant  and the Plan hereby  incorporate  by reference in this
registration   statement  the  following  documents   previously  filed  by  the
registrant with the Securities and Exchange Commission (the "Commission"):

               (1) the registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1997;

               (2) the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission;

               (3) the registrant's Registration Statement under the Securities Act of 1933 Form S-8 (No. 33- 43393), dated December 27, 1997.

               (4) the description of the Common Stock, par value $0.01 per share, of the registrant (the "Common Stock") set forth in the Registration Statement on Form S-1 (No. 33-41605), dated July 3, 1991, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.


Item 8.  Exhibits.

         (a)      Exhibits.

                           The following documents are filed as a part of this registration statement.

         Exhibit           Description of Exhibit
         -------           ----------------------

         4.1      Treadco,  Inc. Employees' Investment Plan (previously filed as
                  Exhibit 4.1 to the Company's Form S-8 Registration Statement under the Securities Act of 1933, as amended (the "Act") dated December 29, 1997, Commission File No. 33-43393,) and incorporated herein by reference.

         4.2 Amendment No. One to the Treadco, Inc. Employees' Investment Plan (previously filed as Exhibit 4.2 to the Company's Form S-8 Registration Statement under the Act dated December 29, 1997, Commission File No. 33-43393,) and incorporated herein by reference.

         4.3 Amendment No. Two to the Treadco, Inc. Employees' Investment Plan (previously filed as Exhibit 4.3 to the Company's Form S-8 Registration Statement under the Act dated December 29, 1997, Commission File No. 33-43393,) and incorporated herein by reference.

         4.4 Amendment No. Four to the Treadco, Inc. Employees' Investment Plan (previously filed as Exhibit 4.4 to the Company's Form S-8 Registration Statement under the Act dated December 29, 1997, Commission File No. 33-43393,) and incorporated herein by reference.

         4.5*     Amendment No. Three to the Treadco, Inc. Employees' Investment
                  Plan.

         4.6* Restated Amendment No. Four to the Treadco, Inc. Employee's Investment Plan.

         4.7 Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Company's Form S-1 Registration Statement under the Act of 1933 dated July 3, 1991, Commission File No. 33-41605,) and incorporated herein by reference.

         4.8 Bylaws of the Company (previously filed as Exhibit 3.2 to the Company's Form S-1 Registration Statement under the Act dated July 3, 1991, Commission File No. 33-41605), and incorporated herein by reference.

         5.1**    Opinion of Jenkens & Gilchrist, a Professional Corporation.

         23.1***  Consent of Jenkens & Gilchrist, a Professional Corporation.

         23.2*    Consent of Ernst & Young LLP, independent auditors

         24.1* Power of Attorney (on signature page).
--------------------

*        Filed herewith.

**       No opinion is being furnished  herewith  pursuant to instruction (a) to
         Item 8 of Form S-8 as the Shares registered herein are not original issuance securities.

*** No consent is being filed herewith pursuant to instruction (a) to Item Form S-8, as the Shares being registered are not original issuance securities.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard F. Cooper, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on May 29, 1998:

                                              TREADCO, INC.


                                              By:       /s/ Richard F. Cooper
                                                        ------------------------
                                                        Name:  Richard F. Cooper
                                                        Title:  Secretary


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



    Signature                                          Capacity                                              Date
    ---------                                          --------                                              ----

 /s/ Robert A. Young                      Chairman of the Board, Director                                May 29, 1998
---------------------------------
Robert A. Young, III

 /s/ John R. Meyers                       President and Chief Executive Officer                          May 29, 1998
---------------------------------         (Principal Executive Officer, Director)
John R. Meyers

 /s/ David E. Loeffler                    Vice President-Chief Financial Officer and                     May 29, 1998
---------------------------------         Treasurer (Principal Financial and Accounting
David E. Loeffler                         Officer)

 /s/ Nicolas M. Georgitsis                Director                                                       May 29, 1998
---------------------------------
Nicolas M. Georgitsis

 /s/ Robert B. Gilbert                    Director                                                       May 29, 1998
---------------------------------
Robert B. Gilbert

 /s/ William A. Marquard                  Director                                                       May 29, 1998
----------------------------
William A. Marquard

 /s/ John H. Morris                       Director                                                       May 29, 1998
---------------------------------
John H. Morris

         The Plan.
         --------

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following members of the Administrative Committee of the Treadco, Inc.'s Employees' Investment Plan, in the City of Fort Smith, State of Arkansas, on the dates indicated.


               Signature                                Title                                    Date


 /s/ Donald L. Neal                                    Chairman                              May 29, 1998
---------------------------------------
Donald L. Neal

 /s/ Richard F. Cooper                                 Member                                May 29, 1998
---------------------------------------
Richard F. Cooper

 /s/ John R. Meyers                                    Member                                May 29, 1998
---------------------------------------
John R. Meyers

 /s/ Randall M. Loyd                                   Member                                May 29, 1998
---------------------------------------
Randall M. Loyd

 /s/ Jay Davidson                                      Member                                May 29, 1998
---------------------------------------
Jay Davidson

 /s/ David E. Leoffler                                 Member                                May 29, 1998
---------------------------------------
David E. Loeffler

 /s/ J. Lavon Morton                                   Member                                May 29, 1998
---------------------------------------
J. Lavon Morton
